EXHIBIT 10.2

                           DEFERRED SHARE AWARD NOTICE

           THIS DEFERRED SHARE AWARD NOTICE ("Notice") is effective as of October 1, 2002, (the "Date of Grant") by and between Interstate Bakeries Corporation, a Delaware corporation ("IBC"), and James R. Elsesser, an employee of IBC (the "Grantee").

1.    Deferred Share Award Notice

      (a) The Grantee is hereby granted by IBC, subject to the terms and conditions of the Plan and the terms and conditions of this Notice, the right to receive in the future up to 150,000 shares (as may be adjusted from time to time, the "Shares") of Common Stock (the "Award").

      (b) The number of Shares to which Grantee shall be entitled hereunder shall be appropriately adjusted for any stock dividends, stock splits, splits, reverse splits, combinations, recapitalizations and the like affecting the Common Stock occurring after the Date of Grant.

      (c) In the event that (i) the Company declares a dividend on shares of the Common Stock subsequent to the Date of Grant and (ii) the record date for such dividend occurs prior to the Issue Date, then, with respect to each such dividend, the number of Shares specified in
           Section 1(a) above shall be increased by an amount equal to the number obtained by dividing (x) the amount of the dividend to which the Grantee would have been entitled (regardless of vesting) had he actually owned the number of Shares of Common Stock specified in
           Section 1(a) above (taking into account prior adjustments under this Section 2) by (y) the per share Fair Market Value of the Common Stock on the record date for such dividend. With respect to each such dividend, the additional number of Shares calculated under the preceding sentence shall be rounded to the nearest whole number.

      (d) The Grantee's right to receive the Common Stock in the future (as set forth below) would vest over three (3) years as follows:

           (i) 1/3 of the Shares if the Grantee is employed by IBC on the first anniversary of the Date of Grant;

           (ii) An additional 1/3 of the Shares if the Grantee is employed by IBC on the second anniversary of the Date of Grant; and

           (iii)An additional 1/3 of the Shares if the Grantee is employed by IBC on the third anniversary of the Date of Grant.



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           The Shares with  respect to which rights shall have vested in Grantee shall be issued to Grantee within one hundred eighty (180) days of the termination of his employment for any reason (the "Issue Date").

2.    Restrictions on Transfer

      The Grantee shall not sell, transfer, assign, pledge, or encumber the Award, except for transfer by will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or to subject the Award to execution, attachment or similar process, except as permitted herein, shall be void and ineffective, shall give no right to any purported transferee, and may, at the discretion of the Committee, result in the Award being forfeited.

3.    Other Conditions

      (a) If the Grantee dies before all of the rights subject to the Award have vested and is employed by IBC or a Subsidiary of IBC at the time of death, or if the Grantee dies within a period of three months following the termination of his employment (but before the vesting of rights under the Award), the vesting of the remaining rights will be accelerated and the Shares related to such rights shall be issued on the Issue Date to the estate of the Grantee, or to the persons who shall have acquired the Award directly from the Grantee by bequest or inheritance.

      (b) In the event of the termination of the Grantee's employment because of a "disability" (as defined in Section 22(e)(3) of the Code) of the Grantee, then any rights under the Award not vested shall automatically be vested and the Shares related to such rights shall be issuable to Grantee on the Issue Date.

      (c) Upon the occurrence of a Change of Control Event, the Award shall fully vest and all of the Shares shall be issuable to the Grantee on the Issue Date. At the time of issuance, if Grantee so elects, IBC shall purchase the Shares subject to the Award at a purchase price equal to the Fair Market Value of the Shares on the Issue Date.
           Notwithstanding the foregoing, in the event that Grantee would receive benefits under this Notice (or under any other plan, program or policy that is sponsored by IBC) which would be treated as "parachute payments" within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code of 1986 (the "Section 280G payments"), then the payments to which Grantee is entitled under this Notice shall be reduced (but by the minimum possible amount) so that the Aggregate present value of such Section 280G payments equals 2.99 times Grantee's "base amount," as defined under Code Section 280G(b)(3); provided, however, that these payment reduction provisions shall apply only if IBC has made a good faith determination that the net after-tax

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           benefits to Grantee under this Notice (and all other plans,  programs or policies sponsored by IBC) would be greater as a result of such reduction.

      (d)  If  Grantee's  employment  is  terminated  on  account of any act of
           fraud,      intentional       misrepresentation,       embezzlement,
           misappropriation or conversion of assets, the Award shall be cancelled pursuant to the Plan.

4.    Miscellaneous

      (a) The Committee may allow the Grantee to pay the amount of taxes required by law to be withheld at any time with respect to the Award (including, without limitation, with respect to the issuance of the Shares) (i) in cash, or by check, bank draft or money order payable to the order of IBC, or (ii) by allowing the Grantee to deliver to IBC shares of Common Stock having a Fair Market Value, on the date of payment, equal to the amount of such required withholding taxes. To the extent the Grantee fails to satisfy the above withholding obligation, IBC shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Grantee, any such withholding taxes.

      (b) The Grantee shall have no rights as a shareholder with respect to any shares of Common Stock subject to the Award prior to the date of issuance to him of a certificate for such shares.

      (c) The Grantee agrees to be bound by all of the terms and provisions of the Plan. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and any conflict between the terms of this Notice and the terms and provisions of the Plan shall be resolved by the Committee, whose determination shall be final and binding on all parties. In general, and except as otherwise determined by the Committee, the provisions of the Plan shall be deemed to supersede the provisions of this Notice to the extent of any conflict between the Plan and this Notice.

      (d) Any notice hereunder to IBC shall be addressed to it at Interstate Bakeries Corporation, Compensation Committee, 12 East Armour Boulevard, Kansas City, Missouri 64111, attention: Corporate Secretary. Any notice hereunder to the Grantee shall be addressed to him at the address set forth below, subject to the right of either party at any time hereafter to designate in writing a different address.

      (e) The Committee may at any time unilaterally amend the terms and conditions pertaining to the Award, provided, however that any such amendment which is adverse to the Grantee shall require the Grantee's written consent. Any other amendment of this Notice shall require a written agreement executed by both parties.


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                     IN  WITNESS  WHEREOF,  IBC has  caused  this  Notice to be executed by its duly authorized officer and the Grantee has executed this Notice to be effective as of the Date of Grant.

                               INTERSTATE BAKERIES CORPORATION



                               By:  /s/ Kent B. Magill
                                    --------------------------
                               Name:  Kent B. Magill
                               Title: Vice President and General Counsel



                               ACCEPTED AND AGREED TO:


                               /s/ James R. Elsesser
                               --------------------------------
                               James R. Elsesser


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